Exhibit 99.1
news release
QLT ANNOUNCES SECOND QUARTER RESULTS FOR 2009
Increases 2009 Guidance for Eligard® Sales and Adjusted EBITDA

For Immediate Release	July 28, 2009
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today reported financial results for the second quarter ended June 30, 2009. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“We are pleased to report another strong financial quarter, with robust Eligard® sales of $67.6 million, sequential Visudyne® sales growth of 4% compared to the first quarter, and adjusted EBITDA of $7.3 million,” said Bob Butchofsky, President and Chief Executive Officer of QLT Inc. “After announcing the 12-month primary analysis results from the Phase II RADICAL study for Visudyne combination therapy, we are encouraged that Visudyne continues to be an important treatment option.”
“We remain very focused on the development of our punctal plug program and continue to make innovative advancements to our proprietary platform. As separately announced, we released this morning data from our Phase II study investigating a high dose of latanaprost, 44 µg, in addition to the retention rates of our proprietary plugs. We continue to strongly believe in the potential of our punctal plug delivery technology for broad use in ocular diseases.”
2009 SECOND QUARTER FINANCIAL RESULTS
Worldwide Product Sales
Visudyne sales for the second quarter were $29.0 million, a decrease of 28.7% from sales in the second quarter of 2008. Sales in the U.S. were $8.6 million, down 15.2% from the prior-year second quarter, while sales outside the U.S. were $20.4 million, down 33.2% from the prior-year second quarter. The drop in Visudyne sales was primarily due to the approval and reimbursement in Europe of alternative therapeutics for age-related macular degeneration.
Worldwide Eligard sales in the second quarter were $67.6 million, an increase of 12.1% over the second quarter of 2008. U.S. sales of $21.1 million were up 5.8% from last year, while sales outside the U.S. increased 15.2% to $46.6 million.
QLT Revenues
For the second quarter, total revenue of $33.0 million was up 7.8% from the second quarter of 2008 due to the increase in revenue related to Eligard, which more than offset a 21.6% decline in revenue from Visudyne. Revenue related to Eligard (royalty and product revenue combined) was $21.9 million, up 32.2% from the second quarter of 2008. Eligard royalty revenue included a one-time benefit of $2.2 million for favorable resolution in pricing discussions with health authorities in one Eligard territory related to prior years. Excluding this non-recurring adjustment, royalty revenue for the quarter was $10.5 million, or 15.5% of end-user Eligard sales. The decline in revenue from Visudyne to $10.7 million in the second quarter occurred as an increase in QLT’s share of profit from Visudyne sales to 31.2% (compared to 23.2% a year ago) was more than offset by the drop in top line Visudyne sales and a reduction in reimbursed expenses to QLT.

QLT Expenses
For the second quarter of 2009, Research and Development (R&D) expense was $7.2 million compared to $8.1 million in the same period of 2008, while Selling, General and Administrative (SG&A) expense was $4.5 million, down from $4.9 million in the same period last year. Combined, spending of $11.8 million was down 9.5% from the second quarter of last year as operating savings realized from the restructuring and streamlining efforts initiated in 2008 more than offset higher spending related to our punctal plug program. Also of note, in the second quarter, Cost of Sales expense of $16.6 million included a non-cash charge of $4.6 million to provide a reserve for obsolete Visudyne inventory.
Operating Income / Loss
Operating income for the second quarter was $4.3 million, compared to an operating loss of $0.3 million in the prior-year second quarter. Last year’s loss included a $1.9 million restructuring charge and a $0.9 million litigation charge. Excluding those charges, there was still an improvement in operating income year-over-year, driven by higher revenue related to Eligard and lower operating expenses, which more than offset the charge for obsolete inventory.
Earnings Per Share (EPS) / Loss Per Share
EPS of $0.16 in the second quarter compared to a loss per share of $0.10 in the prior-year second quarter. The improvement was driven by higher revenue from Eligard, a large foreign exchange gain, a more favorable effective tax rate, elimination of the prior-year loss from discontinued operations, and a reduction of shares outstanding following our share buyback in the first quarter of 2009. The foreign exchange gain in the quarter was driven by a non-cash gain on an intercompany loan. The low effective tax rate for the quarter primarily reflected the low tax rate applicable to this foreign exchange gain.
In the second quarter, non-GAAP EPS was $0.08, significantly lower than GAAP EPS primarily because the non-cash foreign exchange gain related to the intercompany loan was eliminated. Other significant adjustments made to derive non-GAAP EPS included elimination of the favorable Eligard royalty adjustment and the charge for obsolescence. The full reconciliations of GAAP to non-GAAP EPS for the second quarter and six months ended June 30, 2009 are provided in Exhibits 1 and 2.
Cash and Short-Term Investments
The Company’s consolidated cash and cash equivalents balance at June 30, 2009 was $134.9 million. During the second quarter we completed payment of the judgment liability to MEEI, totaling $127.1 million, which was funded from restricted cash plus $2.2 million of cash and cash equivalents.
Guidance Update
Based on strong first half results, we are raising our guidance for full year Eligard sales to $240-$255 million (previous guidance was for sales of $220-$240 million). We are also increasing our guidance for adjusted EBITDA to $15-20 million for the year, compared to original guidance of $10-15 million. Adjusted EBITDA is derived by taking operating income and backing out (i) the Eligard royalty adjustment, (ii) licensing and milestone revenue, (iii) the inventory charge for obsolescence, (iv) litigation and restructuring charges or credits, and (v) stock compensation and depreciation expense.
RECENT COMPANY ANNOUNCEMENTS
* Announced interim data from an ongoing Phase II clinical trial and a device study for the punctal plug delivery system. Preliminary interim results from the ongoing Phase II clinical trial of the 44-µg Latanoprost Punctal Plug Delivery System (L-PPDS) show that the mean reduction in intraocular pressure (IOP) from baseline was 3.5 mmHg at the Week 4 visit with 36% of patients having an IOP decrease from baseline ≥5 mmHg. The 44-µg L-PPDS employs an early, proprietary punctal plug prototype, and based on a review of the preliminary data, it was well tolerated. Concurrent with the Phase II clinical trial, punctal plug prototype designs for the sustained delivery system are being tested in an ongoing multicenter study in more than 500 healthy volunteers. Based on currently available data, preliminary results for one family of designs show an overall retention rate of 75% after eight weeks of follow-up.

* Announced 12-month primary analysis results from the Novartis-sponsored Phase II MONT BLANC study which was presented on June 14, 2009 during the 17th Congress of the European Society of Ophthalmology in Amsterdam, the Netherlands. MONT BLANC is the European study of the Novartis-sponsored SUMMIT clinical trial program which investigates the efficacy and safety of combining Visudyne and Lucentis®. SUMMIT also includes the DENALI study in the U.S. and Canada and the EVEREST study in Asia. MONT BLANC is a 24-month randomized, double-masked, multicenter trial in patients with subfoveal choroidal neovascularization secondary to age-related macular degeneration (AMD). The purpose of the study is to evaluate whether Visudyne combined with Lucentis is not inferior to Lucentis monotherapy with respect to the mean change from baseline in visual acuity (VA) and to evaluate the proportion of patients with a treatment-free interval of at least three months duration after Month 2. At the Month 12 examination, mean VA in the Visudyne combination therapy group improved 2.5 letters from baseline compared with a 4.4 letter improvement in the Lucentis monotherapy group. In the combination therapy group, 96% of patients had a three-month treatment-free interval, compared with 92% in the Lucentis monotherapy group.
* Announced 12-month primary analysis results from the Phase II RADICAL study (Reduced Fluence Visudyne Anti-VEGF-Dexamethasone In Combination for AMD Lesions) in patients with wet AMD. The purpose of the study is to determine if Visudyne combined with Lucentis reduces retreatment rates compared with Lucentis monotherapy, while maintaining similar vision outcomes and an acceptable safety profile. Three Visudyne-Lucentis combination therapies were evaluated against Lucentis monotherapy. The overall results showed that fewer retreatment visits were required with the combination therapies than with Lucentis monotherapy, and the differences were statistically significant. The visual acuity results do not permit determining whether the vision outcomes with combination therapy are superior, the same, or inferior to the monotherapy regimen given in this study.
* Announced that on May 21, 2009, the District Court of Massachusetts (“District Court”) issued an oral ruling on QLT’s Motion to Dismiss filed on March 17, 2009. The District Court dismissed all the claims filed by the General Hospital Corporation, doing business as Massachusetts General Hospital (“MGH”) in its lawsuit against QLT, except one made under Massachusetts General Law Chapter 93A.
Conference call information
QLT Inc. will hold an investor conference call to discuss second quarter 2009 results on Tuesday, July 28, 2009 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. ET. To access the slides the Company will be using to review data from the results of its Phase II punctal plug study, go to www.qltinc.com. A replay of the call will be available via the Internet and also via telephone at 1-800-319-6413 (North America) or 604-638-9010 (International), access code 7157, followed by the “#” sign.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the field of ophthalmology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit our web site at www.qltinc.com.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	June 30,		June 30,
(In thousands of United States dollars, except per share information)	2009	2008	2009	2008
(Unaudited)
Revenues
Net product revenue	$19,959	$22,517	$40,775	$42,533
Royalties	12,678	7,736	21,585	14,037
Licensing, milestones and other	367	368	735	745

	33,004	30,621	63,095	57,315

Costs and expenses
Cost of sales (1)	16,637	14,148	29,636	25,905
Research and development	7,225	8,114	13,111	16,162
Selling, general and administrative	4,540	4,882	9,742	12,046
Depreciation	354	1,080	697	2,101
Litigation	—	864	334	864
Restructuring	(33)	1,872	(156)	9,471

	28,723	30,960	53,364	66,549

Operating income (loss)	4,281	(339)	9,731	(9,234)

Investment and other income (expense)
Net foreign exchange gains (losses)	6,726	(17)	6,775	237
Interest income	588	1,619	1,965	3,936
Interest expense	(345)	(3,040)	(1,848)	(6,068)
Other	(40)	109	24	262

	6,929	(1,329)	6,916	(1,633)

Income (loss) from continuing operations before income taxes	11,210	(1,668)	16,647	(10,867)

Provision for income taxes	(2,581)	(1,066)	(6,716)	(902)

Income (loss) from continuing operations	8,629	(2,734)	9,931	(11,769)

Loss from discontinued operations, net of income taxes	—	(4,704)	—	(6,140)

Net income (loss)	$8,629	$(7,438)	$9,931	$(17,909)

Basic net income (loss) per common share
Continuing operations	$0.16	$(0.04)	$0.17	$(0.16)
Discontinued operations	—	(0.06)	—	(0.08)

Net income (loss)	$0.16	$(0.10)	$0.17	$(0.24)

Diluted net income (loss) per common share
Continuing operations	$0.16	$(0.04)	$0.17	$(0.16)
Discontinued operations	—	(0.06)	—	(0.08)

Net income (loss)	$0.16	$(0.10)	$0.17	$(0.24)

Weighted average number of common shares outstanding (in thousands)
Basic	54,620	74,620	57,954	74,620
Diluted	54,620	74,620	57,954	74,620

(1)	Includes amount accrued on Visudyne sales pursuant to judgment rendered in the MEEI litigation.

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	June 30,	December 31,
(In thousands of United States dollars)	2009	2008
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$134,927	$165,395
Restricted cash	—	124,578
Accounts receivable	26,406	31,096
Income taxes receivable	48,092	50,899
Inventories	16,426	11,633
Current portion of deferred income tax assets	10,137	9,835
Other	6,950	11,144
	242,938	404,580

Property, plant and equipment	2,453	3,184
Deferred income tax assets	28,059	30,216
Goodwill	23,145	23,145
Mortgage receivable	10,325	9,834
Long-term inventories and other assets	17,072	20,799

	$323,992	$491,758

LIABILITIES
Current liabilities
Accounts payable	$8,194	$9,115
Accrued restructuring charge	139	726
Accrued liabilities	4,004	129,512
Current portion of deferred revenue	6,051	5,673

	18,388	145,026

Uncertain tax position liabilities	2,584	2,033
Deferred revenue	735	1,469

	21,707	148,528

SHAREHOLDERS’ EQUITY
Common shares	514,009	702,221
Additional paid-in capital	268,477	123,367
Accumulated deficit	(569,633)	(579,564)
Accumulated other comprehensive income	89,432	97,206
	302,285	343,230

	$323,992	$491,758

As at June 30, 2009, there were 54,620,328 issued and outstanding common shares and 5,942,226 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

2009 Second Quarter Reconciliation of GAAP Earnings to Adjusted Non-GAAP Earnings	Exhibit 1

	Three months ended				Three months ended
	June 30, 2009				June 30, 2009
(In millions of United States dollars, except per share information)	GAAP	Adjustments			Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$20.0	$—			$20.0
Royalties	12.7	(2.2)	(a	)	10.5
Licensing, milestones and other	0.4	(0.4)	(b	)	—

	33.0	(2.5)			30.5

Cost and expenses
Cost of sales	(16.6)	4.6	(c	) (d)	(12.0)
Research and development	(7.2)	0.3	(d	)	(7.0)
Selling, general and administrative	(4.5)	0.3	(d	)	(4.3)
Depreciation	(0.4)	—			(0.4)
Litigation	—	—			—
Restructuring	0.0	(0.0)	(e	)	—

	(28.7)	5.2			(23.6)

Operating income	4.3	2.6			6.9

Investment and other income (expense)
Net foreign exchange gains	6.7	(8.0)	(f	)	(1.2)
Interest income	0.6	(0.3)	(g	)	0.3
Interest expense	(0.3)	—			(0.3)
Other	(0.0)	—			(0.0)

	6.9	(8.3)			(1.3)

Income before income taxes	11.2	(5.6)			5.6
Provision for income taxes	(2.6)	1.2	(h	)	(1.4)

Net income	$8.6	$(4.4)			$4.2

Income per common share:
Basic	$0.16				$0.08
Diluted	0.16				0.08

Weighted average number of common shares outstanding (in millions):
Basic	54.6				54.6
Diluted	54.6				54.6
Adjustments:

(a)	Remove royalty revenue related to reversal of a provision for a potential retroactive pricing rebate on certain sales of Eligard from 2004 to 2008.

(b)	Remove licensing and milestone revenue.

(c)	Remove inventory write-down.

(d)	Remove stock-based compensation.

(e)	Remove restructuring credit.

(f)	Remove foreign exchange gains related to intercompany debt.

(g)	Remove interest income related to income tax refund.

(h)	Remove income tax impact of the above adjustments.

(1)
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

2009 Second Quarter Reconciliation of GAAP Earnings to Adjusted Non-GAAP Earnings	Exhibit 2

	Six months ended				Six months ended
	June 30, 2009				June 30, 2009
(In millions of United States dollars, except per share information)	GAAP	Adjustments			Non-GAAP(1)
(Unaudited)
Revenues
Net product revenue	$40.8	$—			$40.8
Royalties	21.6	(2.2)	(a	)	19.4
Licensing, milestones and other	0.7	(0.7)	(b	)	—

	63.1	(2.9)			60.2

Cost and expenses
Cost of sales	(29.6)	4.7	(c	) (d)	(25.0)
Research and development	(13.1)	0.5	(d	)	(12.6)
Selling, general and administrative	(9.7)	0.6	(d	)	(9.1)
Depreciation	(0.7)	—			(0.7)
Litigation	(0.3)	0.3	(e	)	—
Restructuring	0.2	(0.2)	(f	)	—

	(53.4)	5.9			(47.4)

Operating income	9.7	3.0			12.8

Investment and other income (expense)
Net foreign exchange gains	6.8	(8.0)	(g	)	(1.2)
Interest income	2.0	(1.0)	(h	)	0.9
Interest expense	(1.8)	—			(1.8)
Other	0.0	—			0.0

	6.9	(9.0)			(2.1)

Income before income taxes	16.6	(5.9)			10.7
Provision for income taxes	(6.7)	1.4	(i	)	(5.3)

Net income	$9.9	$(4.5)			$5.4

Income per common share:
Basic	$0.17				$0.09
Diluted	0.17				0.09

Weighted average number of common shares outstanding (in millions):
Basic	58.0				58.0
Diluted	58.0				58.0
Adjustments:

(a)	Remove royalty revenue related to reversal of a provision for a potential retroactive pricing rebate on certain sales of Eligard from 2004 to 2008.

(b)	Remove licensing and milestone revenue.

(c)	Remove inventory write-down.

(d)	Remove stock-based compensation.

(e)	Remove litigation expense.

(f)	Remove restructuring credit.

(g)	Remove foreign exchange gains related to intercompany debt.

(h)	Remove interest income related to income tax refund.

(i)	Remove income tax impact of the above adjustments.

(1)
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
or
Marcy Nanus
Telephone: 646-378-2927
QLT Plug Delivery, Inc. is a wholly-owned subsidiary of QLT Inc.
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
Lucentis is a registered trademark of Genentech, Inc.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: our expectations for the development of our punctal plug platform; our expectations for timing to receive results from our on-going punctal plug studies; our expectations for timing to receive results relating to our Visudyne RADICAL combination study and the Novartis sponsored MONT BLANC Visudyne combination study; our expectation that positive data from the combination studies could help drive Visudyne sales; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including Visudyne and our punctal plug technology) and the associated costs of these programs; the timing, expense sand uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.